Exhibit 10.4

UNSECURED INDEMNITY AGREEMENT

DEFINED TERMS

Execution Date: January 12, 2011
Loan: A first mortgage loan in an amount of $135,000,000.00 from Lender to Borrower

Borrower & Address:

KILROY REALTY 303, LLC,

a Delaware limited liability company

12200 West Olympic Boulevard, Suite 200

Los Angeles, California 90064

Attention: Corporate Finance

With a copy to:

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, CA 90071-1560

Attention: Glen B. Collyer

Lender & Address:

Metropolitan Life Insurance Company,

a New York corporation

10 Park Avenue

Morristown, New Jersey 07962

Attention: Senior Vice President, Real Estate Investments

and:

Metropolitan Life Insurance Company

425 Market Street

Suite 1050

San Francisco, California 94105

Attn: Vice President

Note: A Promissory Note executed by Borrower in favor of Lender in the amount of the Loan dated as of the Execution Date.

Deed of Trust: A Deed of Trust, Security Agreement and Fixture Filing dated as of the Execution Date executed by Borrower, to Chicago Title Insurance Company as Trustee, for the benefit of Lender securing repayment of the Note to be recorded in the records of the County in which the Property is located.

303 Second Street – Unsecured Indemnity

THIS UNSECURED INDEMNITY AGREEMENT (the “Agreement”) is entered into as of the Execution Date by Borrower, who also may be referred to in this Agreement as “Indemnitor”, in favor of Lender, with reference to the following facts:

A.      Lender has loaned or will loan to Borrower the Loan. Payment of the Note is secured by the Deed of Trust. The Deed of Trust encumbers the real property more particularly described in Exhibit A to this Agreement and other property referred to in the Deed of Trust and this Agreement as the “Property.”

B.      As a condition to making the Loan, Lender requires Indemnitor to indemnify and hold Indemnitee (as defined in Section 2 of this Agreement) harmless from any Environmental Claim (as defined in Section 2 of this Agreement). Indemnitor acknowledges and understands that this Agreement is a material inducement for Lender’s agreement to make the Loan.

NOW THEREFORE, in consideration of the premises and for other consideration, Indemnitor agrees as follows:

1.       Defined Terms. Capitalized terms which are not defined in this Agreement shall have the meanings set forth in the Deed of Trust.

2.       Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a)       “Environmental Claim” shall mean any claim, demand, action, suit, loss, cost, damage, fine, penalty, expense, liability, judgment, proceeding, or inquiry made in writing that seeks to impose costs or liabilities, including any consequential damages, directly or indirectly related to the Property, and arising in whole or part as a result of

(i) pollution or contamination of the air, surface water, ground water, or land;

(ii) solid, gaseous, or liquid hazardous waste generation, handling, treatment, storage, disposal, or transportation;

(iii) the presence or alleged release of Hazardous Materials on or under the Property, the soil, groundwater, or soil vapor on or under the Property, or the migration or alleged spreading of Hazardous Materials from the Property, whether or not known to Indemnitor, regardless of the source of such presence or release or, except as expressly provided in this Agreement, regardless of when such release or presence occurred;

(iv) the manufacture, processing, distribution in commerce, use, or storage of Hazardous Materials;

(v) injury to or death of any person or persons arising from or in connection with Hazardous Materials;

(vi) destruction or contamination of any property connected with Hazardous Materials;

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    (vii)    the removal of Hazardous Materials from the Property or the taking of necessary precautions to protect against the release of Hazardous Materials from or onto the Property including the air, ground water or surface water;

    (viii)       any asserted breach or violation of any Requirements of Environmental Law;

    (ix)       any restriction on use, ownership or transferability as a result of Hazardous Materials;

    (x)     remedial, response, abatement, cleanup, investigative, and monitoring work in connection with any Hazardous Materials (collectively, the “Remedial Work”); and

    (xi)     the maintenance of a private or public nuisance or the conducting of an abnormally dangerous activity on or near the Property, in each case arising from or in connection with Hazardous Materials.

(b)       “Environmental Permit” means any permit, license, approval, or other authorization with respect to any activities, operations, or businesses conducted on the Property under any applicable law, regulation, or other requirement of the United States or any state, municipality, or other subdivision or jurisdiction related to pollution, protection of health or the environment, emissions, discharges, or releases or threatened releases of Hazardous Materials into ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transportation, or handling of Hazardous Materials directly or indirectly related to the Property.

(c)       The term “Hazardous Materials” shall include without limitation:

    (i)       Those substances included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” or “solid waste” in the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.) (“CERCLA”), as amended by Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 99 499 100 Stat. 1613) (“SARA”), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901 et seq.) (“RCRA”), and the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., and in the regulations promulgated pursuant to said laws, all as amended;

    (ii)       Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

    (iii)       Any material, waste or substance which is (A) petroleum, (B) asbestos, (C) polychlorinated biphenyls, (D) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. § 1251 et seq. (33 U.S.C. § 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. § 1317); (E) a chemical substance or mixture regulated under the Toxic Substances Control Act of 1976, 15 U.S.C. §§ 2601 et seq., (F) flammable explosives; or (G) radioactive materials;

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    (iv)     Any material, waste or substance which is included within any of the following:

    (1)       any of the definitions of “acutely hazardous waste,” “extremely hazardous waste,” “hazardous waste,” “infectious waste,” “retrograde material,” “volatile organic compound” or “waste” pursuant to Cal. Health & Safety Code § 25110 et seq.;

    (2)       any chemical known to the state of California to cause cancer or reproductive toxicity as published pursuant to the Safe Drinking Water and Toxic Enforcement Act of 1986, Cal. Health & Safety Code § 25249.5 et seq.;

    (3)       the definition of “hazardous substance” pursuant to Cal. Health & Safety Code § 25281;

    (4)       the definition of “hazardous substance” as used in the Carpenter Presley Tanner Hazardous Substance Account Act, Cal. Health & Safety Code, § 25300 et seq.;

    (5)       either of the definitions of “hazardous materials” or “hazardous substances” pursuant to Cal. Health & Safety Code § 25501;

    (6)       the definition of “hazardous material” pursuant to Cal. Health & Safety Code § 25411;

    (7)       the definition of “asbestos” pursuant to Cal. Health & Safety Code § 25918;

    (8)       either of the definitions of “air contaminant” or “air pollutant” as used in, Cal. Health & Safety Code § 39000 et seq.;

    (9)       “waste” or “hazardous substance” pursuant to Cal. Water Code § 13050; and

    (10)       mold under such conditions or circumstances as would require abatement to render or maintain the Property in condition fit for use as a first class office complex with ancillary retail and parking; and

    (v)       Such other substances, materials and wastes which are or become regulated as hazardous or toxic under applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state, or local laws or regulations.

(d)       “Indemnitee” means (individually and collectively) Lender, its successors and assigns and affiliates and their respective officers, directors, shareholders and employees.

(e)       “Requirements of Environmental Law” means all requirements of environmental, ecological, health, or industrial hygiene laws or regulations or rules of common law related to the Property, including, without limitation, all requirements imposed by any

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Environmental Permit, law, rule, order, or regulation of any federal, state, or local executive, legislative, judicial, regulatory, or administrative agency, in each case which relate to the Property and to (i) exposure to Hazardous Materials; (ii) pollution or protection of the air, surface water, ground water, land; (iii) solid, gaseous, or liquid waste generation, treatment, storage, disposal, or transportation; or (iv) regulation of the manufacture, processing, distribution and commerce, use, or storage of Hazardous Materials.

3.      Indemnitor’s Representations and Warranties to Indemnitee. Indemnitor represents as of the Execution Date that:

(a)       To Indemnitor’s knowledge after reasonable inquiry, neither any portion of the Property nor Indemnitor is in violation of or subject to any existing, pending, or threatened investigation by any governmental authority under any Requirements of Environmental Law (provided that for purposes of this provision, the common law elements of Requirements of Environmental Law are limited to the law of trespass, nuisance and negligence).

(b)       Except for permits and licenses which have been obtained and are in full force and effect, Indemnitor has not and is not required by any Requirements of Environmental Law to obtain any permits or licenses to construct or use any portion of the Improvements, fixtures, or equipment on the Property.

(c)       Indemnitor’s use of the Property has not resulted in the disposal or release of any Hazardous Materials on or to any portion of the Property in violation of any Requirements of Environmental Law (provided that for purposes of this provision, the common law elements of Requirements of Environmental Law are limited to the law of trespass, nuisance and negligence).

4.       Indemnification.

(a)       Indemnitors shall protect, defend, indemnify, and hold harmless Indemnitee from and against all Environmental Claims, subject to the exception set forth below.

(b)       In the event that any Remedial Work is required under any Requirements of Environmental Law because of, or in connection with, an Environmental Claim, Indemnitor shall within thirty (30) days after written demand by Indemnitee (or such shorter period of time as may be required under Requirements of Environmental Law), commence to perform, or cause to be commenced, and thereafter diligently prosecute to completion, all Remedial Work. All Remedial Work shall be performed by one or more contractors, approved in advance in writing by Indemnitee (such approval not to be unreasonably withheld or delayed), and under the supervision of a consulting engineer approved in advance in writing by Indemnitee (such approval not to be unreasonably withheld or delayed). All reasonable out-of-pocket costs and expenses incurred by Indemnitee in connection with the Remedial Work shall be an Environmental Claim and shall be paid by Indemnitor. In the event Indemnitor does not timely commence, or cause to be commenced, or fail to diligently prosecute to completion, the Remedial Work, Indemnitee may, but shall not be required to, cause such Remedial Work to be performed and all reasonable costs and expenses incurred in connection the Remedial Work shall be an Environmental Claim under this Agreement.

303 Second Street — Unsecured Indemnity

(c)      Indemnitor shall not be liable under this Agreement to the extent of that portion of the costs and liabilities of any Environmental Claim that shall be attributable to an act of any Indemnitee which proximately causes (i) the introduction and initial release of a Hazardous Material at the Property, or (ii) material aggravation of a then existing Hazardous Material condition at the Property. In addition, if Indemnitee acquires ownership of the Property through a foreclosure, trustee’s sale or deed in lieu of foreclosure, Indemnitor shall not be liable under this Agreement for that portion of costs and liabilities of an Environmental Claim which is attributable to the introduction and initial release of a Hazardous Material at the Property by any party, other than Indemnitor, at any time after Indemnitee or any purchaser has acquired title to the Property. In all other circumstances, the liability of Indemnitor under this Agreement shall remain in full force and effect after Indemnitee or any purchaser acquires title to the Property, including without limitation with respect to any Hazardous Materials which are discovered at the Property after the date Indemnitee or any purchaser acquires title but which were actually introduced to the Property prior to the date of such acquisition, and with respect to any continuing migration or release of any Hazardous Materials which commenced prior to the date that Indemnitee or any purchaser acquires title. Indemnitor shall have the burden of proof as to any facts necessary to an limitation of liability under this paragraph (c).

5.      Notice of Actions.

(a)      Indemnitor shall give prompt written notice to Indemnitee of (i) any proceeding, inquiry or notice by or from any governmental authority regarding Hazardous Materials, an Environmental Claim or a Requirement of Environmental Law; (ii) all Environmental Claims of which Indemnitor has received written notice; (iii) Indemnitor’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could likely cause the Property or any part thereof to be in violation of a Requirement of Environmental Law (provided that for purposes of this clause, the common law elements of Requirements of Environmental Law are limited to the law of trespass, nuisance and negligence) or subject to an Environmental Claim; (iv) Indemnitor’s receipt of any written notice or discovery of any information regarding the presence or existence of any Hazardous Material on, under, or about the Property (and except for materials customarily used or stored in connection with the use or operation of the Property, which materials at the Property exist only in reasonable quantities and are stored, contained, transported, used, released, and disposed of reasonably and without violation of any Requirements of Environmental Law), or any alleged breach or violation of any Requirements of Environmental Law pertaining to Indemnitor or the Property.

(b)      Indemnitor shall deliver to Indemnitee copies of all Environmental Claims, and at the request of the Indemnitee, any orders, notices, permits, applications, reports, and other documents pertaining to the subject matter of the Environmental Claim.

6.      Procedures Relating to Indemnification.

(a)      Except as provided otherwise herein, Indemnitor shall at its own cost and expense (i) defend all Environmental Claims that may be brought or instituted against any Indemnitee; (ii) pay any judgment or decree that may be recorded against any Indemnitee in connection with any Environmental Claim; and (iii) reimburse Indemnitee for the cost of, or for

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any payment made by any of them, with respect to any reasonable out-of-pocket expenses incurred in connection with any Environmental Claims against any Indemnitee arising out of the obligations of Indemnitor under this Agreement.

(b)      Counsel selected by Indemnitor pursuant to Paragraph 6 (a) shall be subject to the approval of the Indemnitee asserting a claim under this Agreement, which approval shall not be unreasonably withheld or delayed; provided, however, that any Indemnitee may elect to defend any Environmental Claim at the cost and expense of Indemnitor, if, in the reasonable judgment of the Indemnitee (i) the defense is not being conducted in a satisfactory manner, or (ii) there is a conflict of interest between the Indemnitee and any other party represented by counsel selected by Indemnitor.

(c)      Notwithstanding anything in this Agreement to the contrary, Indemnitor shall not, without the prior written consent of Indemnitee (which consent shall not be unreasonably withheld or delayed), (i) settle or compromise any Environmental Claim or consent to the entry of any judgment that does not include the delivery by the claimant or plaintiff to Indemnitee of a written release of Indemnitee (in form, scope and substance satisfactory to Indemnitee in its reasonable discretion) from all liability in respect of the Environmental Claim; or (ii) settle or compromise any Environmental Claim in any manner that may materially and adversely affect Indemnitee as determined by Indemnitee in the good faith exercise of its discretion.

(d)      Indemnitee shall have the right to join and participate in, as a party if it so elects, any legal proceedings or actions in connection with the Property involving any Environmental Claim. In any circumstance in which this indemnity applies, Indemnitee may employ its own legal counsel and consultants to prosecute, negotiate, or defend any claim, action, or cause of action, and Indemnitee shall have the right to compromise or settle the same in the exercise of its good faith discretion, subject to the reasonable approval of Indemnitor, which approval will not be unreasonably withheld or delayed. Indemnitor shall reimburse Indemnitee upon demand for all costs and expenses incurred by Indemnitee, including the amount of all costs of settlements entered into in accordance with the foregoing, and the reasonable fees and other costs and expenses of its attorneys and consultants, including without limitation those incurred in connection with monitoring and participating in any action or proceeding. Indemnitor shall not be obligated to pay for simultaneous representation of any Indemnitee for the same claim by two sets of counsel under Paragraphs 6(b) and this Paragraph 6(d), provided that in any such case of simultaneous representation the Indemnitee shall have the right to select which counsel to terminate and which to continue.

7.      Independent Nature of Agreement.  This Agreement is an independent obligation of Indemnitor and is not intended to nor shall it secure payment of the Note or amounts due to Lender under the Deed of Trust. The obligations of Indemnitors under this Agreement are not secured by the Deed of Trust or any of the Loan Documents.

8.      Survival of Agreement.  This Agreement, and all rights and obligations under this Agreement, shall survive (i) performance and repayment of the Loan, (ii) reconveyance of the Deed of Trust, and release of other security provided in connection with the Loan, and (iii) bankruptcy sale, trustee’s sale or foreclosure under the Deed of Trust and/or any of the other

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Loan Documents (whether by deed or other assignment in lieu of foreclosure), and (iv) transfer of all of Lender’s rights in the Loan, the Loan Documents, and the Property.

9.      Rights of Contribution.  Nothing contained in this Agreement shall prevent or in any way diminish or interfere with any rights and remedies, including without limitation, the right to contribution, which Indemnitee may have against Indemnitor or any other party under the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified at Title 42 U.S.C. Sections 9601 et seq.), as it may be amended from time to time, or any other applicable Federal or state laws.

10.      Binding Effect.  This Agreement shall be binding upon and benefit Indemnitor and Indemnitee and their respective heirs, personal representatives, successors and assigns. Any holder of the Note and any affiliate of Indemnitee which acquires all or part of the Property by any sale, assignment or foreclosure under the Deed of Trust or by deed or other assignment in lieu of foreclosure shall be a successor of this Agreement. In no event shall any Indemnitee be bound by any obligations or liabilities of any Indemnitor even if any such Indemnitee acquires ownership of all or any part of the Property.

11.      Liability of Indemnitors.  If more than one person or entity executes this Agreement as Indemnitor, then the obligations of the respective Indemnitors under this Agreement shall be the joint and several obligations of each of them. Except as otherwise provided herein, the liability of Indemnitors under this Agreement shall not be limited or impaired by (i) any amendment or modification of the provisions of the Loan Documents to or with Lender by Indemnitor or any person who succeeds Indemnitor as owner of the Property; (ii) any extensions of time for performance required by any of the Loan Documents; (iii) any sale, assignment, or foreclosure of the Note or Deed of Trust or any sale or transfer of all or part of the Property; (iv) any exculpatory provision in any of the Loan Documents limiting Lender’s recourse to property encumbered by the Deed of Trust or to any other security, or limiting Lender’s rights to a deficiency judgment against Indemnitor (including, without limitation, Section 11 of the Note and Article IX of the Deed of Trust); (v) the release of Indemnitor or any other person or entity from performance or observance of any of the Loan Documents by operation of law, Indemnitee’s voluntary act, or otherwise; or (vi) the release or substitution in whole or in part of any security for the Note.

12.      Waiver.  Indemnitor waives any right or claim of right to cause a marshalling of the assets of Indemnitors or to cause Indemnitee to proceed against any of the security for the Loan before proceeding under this Agreement against Indemnitors or to proceed against Indemnitor in any particular order. Indemnitor agrees that any payments required to be made under this Agreement shall become due on demand. Indemnitor expressly waives and relinquishes all rights and remedies accorded by applicable law to indemnitors or guarantors. The indemnity provided for under this Agreement shall not be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses that may be asserted in connection with the enforcement or attempted enforcement of any subrogation rights, including, without limitation, any claim that the subrogation rights were abrogated by any acts of Indemnitee. Indemnitor agrees to postpone the exercise of any rights of subrogation to the rights of Indemnitee against Indemnitors under this Agreement until the Loan shall have been paid in full.

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13.      Delay.  No delay on the part of any Indemnitee in exercising any right, power, or privilege under this Agreement or any of the Loan Documents shall operate as a waiver of any such privilege, power, or right.

14.      Execution.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

15.      Notices.  All notices, consents, approvals, elections and other communications (collectively “Notices”) under this Agreement shall be in writing and shall be deemed to have been duly given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid, or by United States Express Mail or reputable overnight courier service to the parties at the addresses set forth in the Defined Terms (or at such other addresses as shall be given in writing by any party to the others pursuant to this Section) and shall be deemed complete upon receipt or refusal to accept delivery as indicated in the return receipt or in the receipt of such Express Mail or courier service.

16.      Attorneys’ Fees.  In the event that any Indemnitor or any Indemnitee brings any suit or other proceeding with respect to the subject matter or enforcement of this Agreement, including without limitation, in appellate proceedings or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor statutes, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover reasonable attorneys’ fees, out-of-pocket expenses and costs of investigation.

17.      Successive Actions.  Separate and successive actions may be brought under this Agreement to enforce any provision at any time and from time to time. No action under this Agreement shall preclude any subsequent action, and Indemnitor waives and covenants not to assert any defense in the nature of splitting of causes of action or merger of judgments.

18.      Partial Invalidity.  If any provision of this Agreement shall be determined to be unenforceable in any circumstances by a court of competent jurisdiction, then the balance of this Agreement shall be enforceable, and the subject provision shall be enforceable to the extent permitted.

19.      Interest on Unpaid Amounts.  All amounts required to be paid or reimbursed to any Indemnitee under this Agreement shall bear interest from the date of expenditure by the Indemnitee until paid. The interest rate shall be the same as is then applicable under the Note.

20.      Governing Law.  This Agreement and the rights and obligations of the parties under this Agreement shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State in which the Property is located.

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303 Second Street — Unsecured Indemnity

IN WITNESS WHEREOF, Indemnitor has executed this Unsecured Indemnity Agreement as of the Execution Date.

KILROY REALTY 303, LLC,
a Delaware limited liability company

By:	Kilroy Realty, L.P.,
a Delaware limited partnership
Its Sole Member

	By:	Kilroy Realty Corporation,
a Maryland Corporation
Its General Partner

By: /s/ Michelle Ngo
Name: Michelle Ngo
Title: Vice President and Treasurer

By: /s/ Tamara J. Porter
Name: Tamara J. Porter
Title: Vice President and Corporate Counsel

Signature Page

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EXHIBIT A TO INDEMNITY AGREEMENT

PROPERTY DESCRIPTION

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF SAN FRANCISCO, COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA AND IS DESCRIBED AS FOLLOWS:

BEGINNING AT THE POINT OF INTERSECTION OF THE NORTHEASTERLY LINE OF SECOND STREET WITH THE SOUTHEASTERLY LINE OF FOLSOM STREET; RUNNING THENCE NORTHEASTERLY ON FOLSOM STREET 275 FEET; THENCE AT RIGHT ANGLES SOUTHEASTERLY 298.38 FEET; THENCE LEAVING SAID LINE SOUTHERLY 22 DEGREES 30’20” EAST 57.07 FEET; THENCE ALONG TANGENT CURVE TO THE RIGHT, WITH A RADIUS OF 1,358 FEET, THROUGH AN ANGLE OF 3 DEGREES 28’, AN ARC LENGTH OF 82.163 FEET; THENCE ALONG A TANGENT CURVE TO THE RIGHT WITH A RADIUS OF 658 FEET THROUGH AN ANGLE OF 11 DEGREES 36’26”, AN ARC DISTANCE OF 146.693 FEET TO THE NORTHWESTERLY LINE OF HARRISON STREET; THENCE SOUTHWESTERLY ALONG SAID LINE OF HARRISON STREET 141.705 FEET TO THE NORTHEASTERLY LINE OF SECOND STREET; THENCE AT A RIGHT ANGLE NORTHWESTERLY ALONG SAID LINE OF SECOND STREET 550 FEET TO THE POINT OF BEGINNING.

APN: 3749-062

Exhibit A

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